                                    FORM OF
                              SUBCUSTODY AGREEMENT


                 Subcustody Agreement, dated _____________, between MORGAN STANLEY TRUST COMPANY ("MSTC") and [Name of Subcustodian] {the "Subcustodian").

                 1. Appointment and Acceptance. MSTC hereby appoints the Subcustodian as subcustodian of the Property (as hereinafter defined), and instructs the Subcustodian to establish an account or accounts, each identified as belonging to MSTC for the benefit of MSTC's clients. Each and all such accounts, as applicable, will be referred to herein as the "Account" and will be subject to the terms and conditions set forth herein.

                 2. The Account. The Subcustodian shall hold in the Account for MSTC such bonds, debentures, notes, shares of stock, and other securities ("Securities"), such cash and such other property (all such Securities, cash and other property being collectively the "Property") which are delivered to the Subcustodian for the Account. Each separate account in the Account shall be identified on the Subcustodian's books as held solely for the benefit of MSTC's clients.

                 3. Use of Depositories, Etc. (a) The Subcustodian may engage a securities depository to hold Property deposited in the Account; provided, however, the Subcustodian shall not, without the prior written approval of MSTC, deposit Securities in any securities depository or utilize a clearing agency, incorporated or organized under the laws of a country other than the United States, other than the Euro-clear System or Centrale de Livraison des Valeurs Mobilieres S.A., unless such depository or clearing agency operates the central system for handling of securities or equivalent book-entries in that country.

                 (b) If the Subcustodian deposits Property in a securities depository or clearing agency, the Subcustodian shall identify the Property so deposited on the Subcustodian's books as belonging to MSTC for the benefit of MSTC's clients and shall require that such securities depository or clearing agency identify the Property so deposited on its books as belonging to the Subcustodian for the benefit of MSTC.

                 4. Representations. (a) The Subcustodian represents that it is either:

                          (i)     A branch of an institution described in
                 Section 4(b)(i);

                          (ii)    A majority-owned direct or  indirect
                 subsidiary of an institution described in Section 4(b)(i) or bank-holding company that is incorporated or organized under the laws of a country other than the United States and currently has stockholders' equity in excess of $100 million (U.S. dollars or the equivalent of U.S. dollars);

                          (iii) A banking institution or a trust company, incorporated or organized under the laws of a country other than the United States, regulated as such by that country's government or an agency thereof and currently has stockholders' equity in excess of $200 million (U.S. dollars or the equivalent of U.S. dollars); or

                          (iv) Eligible to act as an "eligible foreign custodian" as defined in Rule 17f-5 promulgated under the U.S. Investment Company Act of 1940 pursuant to an exemption thereto.

                 (b) The Subcustodian represents that it and any foreign securities depository or foreign clearing agency utilized by it are either:

                          (i) (A) A banking institution organized under the laws of the United States, (B) a member bank of the United States Federal Reserve System or (C) any other banking institution trust company, whether incorporated or not, doing business under the laws of the United States or of any State of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the United States Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and that, in the case of clause (A), (B) or (C) above, had, as of the last day of its most recent fiscal year, equity capital in excess of $1 million; or

                          (ii) A bank, securities depository or clearing agency supervised or regulated by a government agency or regulatory authority in a jurisdiction other than the United States having authority over such banks, depositories or clearing agencies.

No less frequently than annually, and upon additional request by MSTC, the Subcustodian shall certify in writing the name, address and principal place of business of any entity described in clause (ii) above and the name and address of the governmental agency or regulatory authority supervising such entity.

                 (c) The Subcustodian shall notify MSTC immediately in the event (i) there appears to be a substantial likelihood that its stockholders' equity will decline below the amounts set forth in Section 4(a) or (b), as applicable, or (ii) in any event, at such time as any of its representations may no longer be made.

                 (d) MSTC and the Subcustodian each represents and warrants to the other, which representations and warranties shall be deemed to be repeated on each date of delivery of Property to the Subcustodian, that:

                          (i) it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and delivery this Agreement and to perform all of the duties and obligations to be performed by it hereunder;

                          (ii) the person executing this Agreement on its behalf has been duly and properly authorized to do so; and

                          (iii) this Agreement is the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by the effect of any bankruptcy, insolvency or similar laws, or by equitable principles relating to or limiting creditors' rights generally.

                 5. Actions Upon Authorized Instructions. Upon Authorized Instructions (as hereinafter defined), the Subcustodian is authorized to pay cash from the Account and to sell, assign, transfer, deliver or exchange, or to receive or purchase for the Account, Property, but only as provided in such Authorized Instructions.

                 6. Actions Without Authorized Instructions. Unless the Subcustodian receives Authorized Instructions to the contrary, the Subcustodian is authorized to:

                 (a) make payments to itself or others for expenses of handling Property or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to MSTC;

                 (b) receive and collect all income and principal with respect to Securities and to credit cash receipts to the Accounts;

                 (c) exchange Securities when the exchange is purely ministerial (including, without limitation, the exchange of interim receipts to temporary securities for securities in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the securities themselves);

                 (d) surrender Securities at maturity or when called for redemption upon receiving payment therefor;

                 (e) execute in MSTC's name such ownership and other certificates as may be required to obtain the payment of income from Securities;

                 (f) pay or cause to be paid, from the Accounts, any and all taxes and levies in the nature of taxes imposed on Property by any governmental authority in connection with custody of and transactions in such Property;

                 (g) endorse for collection, in the name of MSTC, checks, drafts and other negotiable instruments;

                 (h) take non-discretionary action on mandatory corporate actions; and

                 (i) in general, attend to all nondiscretionary details in connection with the custody, sale, purchase, transfer and other dealings with the Property.

Further, the Subcustodian shall use reasonable efforts promptly to reclaim any foreign withholding tax relating to the Account.

                 7. Corporate Action. If the Subcustodian shall receive any proxies, notices, reports or other communications relative to any of the Securities in the Account in connection with tender offers, reorganizations, mergers, consolidations, or similar events which may have an impact upon the issuer thereof, the Subcustodian shall promptly transmit any such communication to MSTC by such means as will permit MSTC and its clients to take timely action with respect thereto.

                 8. Authorized Instructions. For purposes of this Agreement, "Authorized Instructions" means (a) instructions issued by MSTC in writing signed by such persons as are designated by MSTC in writing to the Subcustodian; (b) telex or tested telex instructions of MSTC; (c) facsimile transmissions of instructions as set out in clause (a) above; (d) other forms of instruction issued by MSTC in computer readable form as shall be customarily utilized for the transmission of like information; and (e) such other forms of communication issued by MSTC as from time to time shall be agreed upon by MSTC and the Subcustodian.

                 9. Reports. (a) The Subcustodian shall supply periodic reports with respect to the safekeeping of Property held by it under this Agreement. The content of such reports shall include, but not be limited to, any transfer of Property to or from the Account held by the Subcustodian hereunder and such other information in such form and substance as MSTC may reasonably request or which it may require in order to comply with applicable reporting requirements.

                 (b) The Subcustodian shall notify MSTC within ten days of discovery of any losses due to fraud or dishonesty of its agents or employees, and shall provide MSTC a description of such incident with sufficient specificity to enable a claim for reimbursement of such loss to be filed under any governing surety bond or insurance policy.

                 (c) The Subcustodian shall use its best endeavors to notify MSTC promptly of any actual or proposed changes in local laws, regulations and practices that affect the services provided by the Subcustodian hereunder.

                 10.      Records.  In addition to its obligations under
Section 3(b) hereof, the Subcustodian shall maintain such other records as may be necessary to identify the Property hereunder as belonging to MSTC's clients or to enable MSTC to comply with applicable reporting and recordkeeping requirements.

                 11. Inspections. The Subcustodian agrees that its books and records relating to the Property held under this Agreement shall be open (and that it will obtain an undertaking from any securities depository or clearing agency in which it deposits any of the Property that the books and records of such securities depository or clearing agency relating to such Property shall be open) to the physical, on-premises inspection and audit at reasonable times by officers of, auditors employed by or other representatives of MSTC, and by the respective independent public accountants of MSTC's clients, and such books and records shall be retained for such period as shall be agreed by MSTC and the Subcustodian.

                 12. Compensation. The Subcustodian shall be entitled to reasonable compensation for its services and expenses as Subcustodian under this Agreement, as agreed upon in writing from time to time by the Subcustodian and MSTC.

                 13. Standard of Care. The Subcustodian shall exercise all due care in the performance of its duties, as are set forth or contemplated herein or contained in Authorized Instructions given to the Subcustodian which are not contrary to this Agreement, shall maintain adequate insurance and agrees to indemnify and hold harmless MSTC and each Account from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Subcustodian's performance of its obligations hereunder. The foregoing indemnity shall be the continuing obligation of the Subcustodian and shall survive the termination of this Agreement.

                 14. Liens. The Subcustodian hereby represents and agrees that (a) the Property is not subject to, and the Subcustodian will not cause or permit the Property to become subject to, any right, charge, security interest, lien, encumbrance or other claim of any kind in favor of the Subcustodian, any securities depository or clearing agency in which the Property is held or any creditor of any of them, except a claim of payment for their safe custody and administration and (b) the beneficial ownership of the Property shall be freely transferable without the payment of money or other value other than for safe custody or administration; provided, that any lien which may be exercised hereunder over Property in a particular account in the Account shall secure only such costs of safe custody and administration which are exclusively due in respect of that particular account.

                 15. Termination. This Agreement may be terminated by the Subcustodian or MSTC by 90 days' prior written notice to the other party but shall be terminable immediately by MSTC in the event that the representations required in Section 4(a) or 4(b) may no longer be made. The Subcustodian, on the date this Agreement terminates pursuant to notice which has been given in a timely fashion, shall deliver the Property to MSTC, unless the Subcustodian has received from MSTC, seven (7) days prior to the date on which this Agreement is to be terminated, Authorized Instructions of MSTC specifying the name(s) of the person(s) to whom the Property shall be delivered, in which case the Subcustodian shall deliver such Property on such termination date to such person(s).

                 16. Confidentiality. The Subcustodian, and its agents and employees, shall maintain the confidentiality of information relating to the Property in the Account and shall not disclose such information to any person or use such information (other than uses in connection with the transactions contemplated by this Agreement). In the event the Subcustodian is requested or required to disclose any confidential information concerning the Property, the Subcustodian shall promptly notify MSTC of such request or requirement so that MSTC may seek a protective order to waive the Subcustodian's compliance with this Section 16. In the absence of such waiver, if the Subcustodian is compelled, in the opinion of its counsel, to disclose any confidential information, the Subcustodian may disclose such information to such persons as, in the opinion of counsel, is so required.

                 17. Amendments. This Agreement may not be amended or modified in any manner except by a written agreement executed by the parties hereto.

                 18. Binding Agreement: Assignments. This Agreement shall extend to and shall be binding upon the parties hereto and their respective permitted assigns. This Agreement shall not be assignable by any party without the written consent of the other parties; provided, that MSTC may, without the consent of the Subcustodian, assign this agreement to any of MSTC's affiliates.

                 19. Invalidity. The illegality or invalidity of any provision of this Agreement under the laws of any jurisdiction shall not affect the legality or validity of any other provision nor shall it affect the legality or validity of the Agreement under the laws of any other jurisdiction.

                 20. Remedies and Waivers. No failure by MSTC to exercise, or delay in exercising its rights hereunder shall operate as a waiver thereof nor will any single or partial exercise of any such right preclude a further or other exercise thereof or the exercise of any other right. The remedies provided herein are cumulative and not exhaustive of any other remedy provided by law.

                 21. Entire Agreement. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter contained herein. In the event of a conflict between this Agreement and any other such documents, the terms of this Agreement shall prevail.

                 22. Notices. Unless otherwise specified in this Agreement, all notices with respect to matters contemplated by this Agreement shall be deemed duly given when sent by registered or certified mail to MSTC or the Subcustodian at their respective addresses set forth below, or at such other address as shall be specified in each case in a notice similarly given:

                 To MSTC:               Morgan Stanley Trust Company
                                        One Pierrepont Plaza
                                        Brooklyn, New York 11201
                                        Attention: Network Management

                 To the Subcustodian:           [Address]

                 23. GOVERNING LAW: JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE SUBCUSTODIAN AND MSTC HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES DISTRICT COURT LOCATED IN NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT AND HEREBY WAIVE ANY OBJECTION TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM.

                                        MORGAN STANLEY TRUST COMPANY

                                        By:
                                           ------------------------------------


                                        [Name of Subcustodian]

                                        By:
                                           ------------------------------------